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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
WJ COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

Dear Stockholder:

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders (the "Meeting") of WJ Communications, Inc., a Delaware corporation (the "Company"). The Meeting will be held Thursday, July 22, 2004 at 9:00 a.m., local time, at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035.

        The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors and a proposal to ratify the appointment of the Company's independent certified public accountants. We will report on the progress of the Company and comment on matters of current interest.

        Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, or instruct us by telephone or via the Internet as to how you would like to vote your shares. Returning your proxy card will not prevent you from voting in person at the Meeting if you are present and choose to do so.

        Thank you for your cooperation.

                      Cordially,

                      Michael R. Farese Ph.D.
                       President and Chief Executive Officer

WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 22, 2004

        The 2004 Annual Meeting of Stockholders (the "Meeting") of WJ Communications, Inc., a Delaware corporation (the "Company"), will be held beginning at 9:00 a.m., local time, on Thursday, July 22, 2004 at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035, for the following purposes:

  1.
  To elect nine directors to serve on the Company's board of directors;

  2.
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2004; and

  3.
  To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

        Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2003 Annual Report of the Company is also enclosed. June 9, 2004 has been fixed as the record date for stockholders entitled to vote at the Meeting, and only holders of record of the Company's common stock at the close of business on that day will be entitled to receive notice of, and to vote at, the Meeting. Each outstanding share of common stock is entitled to one vote on all matters to be voted on at the Meeting.

        All stockholders are cordially invited to attend the Meeting. It is important that your shares be represented and voted at the meeting. You can vote your shares by proxy by using one of the following methods: Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose, or vote by telephone or the Internet using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Annual Meeting of Stockholders. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter brought before the meeting.

        If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. Please note, however, that if your shares are held of record by a broker, bank or other nominee, you may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

        Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or brokerage statement evidencing your beneficial ownership of the Company stock.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Rainer N. Growitz
                       Secretary

San Jose, California
June 18, 2004

WJ COMMUNICATIONS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
July 22, 2004

VOTING INFORMATION

        This Proxy Statement is first being mailed on or about June 18, 2004 to all of the holders of shares of the common stock ("Common Stock") of WJ Communications, Inc., a Delaware corporation ("WJ Communications" or the "Company"), in connection with the solicitation by the board of directors (the "Board of Directors" or the "Board") of the Company of proxies in the enclosed form to be used at the Annual Meeting of Stockholders to be held on Thursday, July 22, 2004 beginning at 9:00 a.m. at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035, and at any adjournment or postponement thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting.

        Only holders of record of Common Stock at the close of business on June 9, 2004 (the "Record Date") will be entitled to receive notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote at the Meeting 60,074,346 shares of Common Stock. Each share of Common Stock outstanding on such date entitles the Stockholder of record to one vote on all matters submitted at the Meeting.

        HOW TO VOTE. Stockholders of record (that is, stockholders who hold shares in their own name) can vote any one of three ways:

By Mail:
Sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.
By Telephone:	Call the toll-free number on your proxy card to vote by phone. You will need to follow the instructions on your proxy card and the voice prompts.
By Internet:
Go to the website listed on your proxy card to vote through the Internet. You will need to follow the instructions on your proxy card and the website. If you vote through the Internet, you may incur telephone and Internet access charges.

        If you vote by telephone or the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote by telephone or the Internet, you should not return your proxy card.

        If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. Please note, however, that if a broker, bank or other nominee holds your shares of record, you may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

        You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary. If you voted by telephone or the Internet you may also change your vote with a timely and valid later telephone or Internet vote, as the case may be. Attendance at the meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the meeting.

        It is proposed that, at the Meeting, action will be taken on the matters set forth in the accompanying Notice of Annual Meeting and described in this Proxy Statement. The Board of Directors knows of no other matters that may properly be presented for action at the Meeting. If any other matters do properly come before the Meeting, the persons named on the enclosed proxy will have discretionary authority to vote thereon in accordance with their best judgment.

        The presence in person or by proxy of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum.

        The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid for by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, mail or other means, for which no compensation will be paid other than their regular salary or other usual compensation. Arrangements also will be made as appropriate with banks and brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will, upon request, reimburse said persons for their reasonable expenses in so doing.

PROPOSAL 1

ELECTION OF DIRECTORS

        Nine directors are currently standing for election or re-election to WJ Communications, Inc. Board of Directors. Each director holds office after election until the next annual meeting of stockholders, or until their respective successors are elected and qualified. In the event of a vacancy or addition of members to the Board, the Company's Bylaws provide that the Board has the authority to appoint a new member to fill the position. In October 2003 J. Thomas Bentley and Charles E. Robinson, then members of the Board, resigned their respective positions leaving two vacancies on the Board. Liane J. Pelletier was appointed to the Board of Directors on October 2, 2003 to fill the vacancy created by Mr. Robinson's departure. Director Lowe has decided not to stand for re-election at the 2004 Annual meeting of Stockholders. The nominees for the Board of Directors to serve a one-year term are set forth below. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

Required Vote

        Directors are elected by a plurality of the votes cast. Shares may not be voted cumulatively. Proxies cannot be voted for a greater number of persons than the number of nominees named. Shares represented by the accompanying proxy will be voted for the election of the nine nominees recommended by the Board of Directors, unless the proxy is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. Votes withheld and broker non-votes are not counted toward a nominee's total. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxyholder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED IN THE FOLLOWING TABLE.

        Biographical information follows for each person who is nominated for election to director. The table sets forth certain information regarding these individuals (ages are as of May 31, 2004):

Nominee	Age	Position with the Company
Michael R. Farese, Ph.D.	57	President, Chief Executive Officer and Director and Nominee
W. Dexter Paine, III	43	Chairman of the Board and Nominee
Wray T. Thorn	32	Director and Nominee
Liane J. Pelletier	46	Director and Nominee
Bruce W. Diamond	44	Director and Nominee
Stavro E. Prodromou, Ph.D.	60	Director and Nominee
Dag F. Wittusen	59	Director and Nominee
Jack G. Levin	56	Nominee
Michael E. Holmstrom	61	Nominee

        Michael R. Farese, Ph.D. was appointed as President and Chief Executive Officer of WJ Communications in March 2002. Dr. Farese has the strategic and overall operating responsibility for building WJ Communications into a leading provider of semiconductors and IC's for the wireless and wireline communications industry. Dr. Farese has over thirty years of broad based telecommunications industry experience including an extensive background in cellular and wireless subscriber equipment. Prior to joining WJ Communications, Dr. Farese held numerous senior management positions including President & CEO, Tropian Inc., Vice President & General Manager-Global Personal Networks, Motorola, Vice President & General Manager-American Business Group, Ericsson, Vice President, Product Planning & Strategy, Nokia, Executive Director-Business Systems, IT&T and Division Manger-Networks Business Systems, AT&T. Dr. Farese received a B.S. degree in electrical engineering from Rensselaer Polytechnic Institute, a M.S. degree in electrical engineering from Princeton University and a Ph.D. in electrical engineering from Rensselaer. Dr. Farese is also a member of the Board of Directors of Communications Intelligence Corp. (NasdaqSC: CICI).

        W. Dexter Paine, III, the Chairman of the Board of Directors and a director since January 2000, is the co-founder of Fox Paine & Company and has been its President since its inception in 1997. Mr. Paine also serves as a director of Alaska Communications Systems Group Inc. (NasdaqNM: ALSK), the leading diversified facilities-based telecommunications provider in Alaska and since September 2003 he has served as a director of United National Group, Ltd. (Nasdaq-UNGL). From 1994 until founding Fox Paine, Mr. Paine served as a senior partner of Kohlberg & Company. Prior to joining Kohlberg & Company, Mr. Paine served as a general partner at Robertson Stephens & Company. Mr. Paine has a B.A. in economics from Williams College.

        Wray T. Thorn, a director since January 2000, has also been a Director of Fox Paine & Company since January 2000. Mr. Thorn also serves as a director of Alaska Communications Systems Group Inc. (NasdaqNM: ALSK) and ACS Media, LLC (TSX:AYP.UN). Prior to joining Fox Paine, Mr. Thorn was a principal and founding member of Dubilier & Company. Prior to joining Dubilier & Company in 1996, Mr. Thorn was an associate in the Acquisition Finance Group of Chase Securities Inc. Mr. Thorn has an A.B. in government from Harvard University.

        Liane J. Pelletier, a director since October 2003, Ms. Pelletier serves as Chief Executive Officer and President of Alaska Communications Systems (ACS). Prior to joining ACS Ms. Pelletier was with Sprint Corporation for 17 years, most recently as a member of the Executive Management Committee and Chief Integration Officer. For the three years prior to that appointment, Ms. Pelletier served as Senior Vice President, Corporate Strategy & Business Development. Ms. Pelletier also served as a Vice President in a wide variety of departments, including corporate strategy, customer acquisition and retention, and marketing positions to both business and consumer customers. She has worked with all major facets of Sprint's product offerings, including wireless, long distance, and local service. Before joining Sprint, she worked as a consultant at Touche Ross and Temple, Barker, Sloane. Ms. Pelletier has an MBA from M.I.T. and B.A. from Wellesley College

        Bruce W. Diamond, a director since July 2003, Mr. Diamond is the Chief Operating officer of Zilog Inc. Prior to joining Zilog in November 2002, he was President and Chief Operating Officer at Sipex Inc. from January 2001 through October 2002. Previously, Mr. Diamond was at Anadigics where he served as Senior Vice President Operations since October 1997. He received his B.S. in Electrical Engineering from the University of Illinois.

        Stavro E. Prodromou, Ph.D., a director since July 2003, Mr. Prodromou serves as Chief Executive Officer of Alien Technology Corporation since September 2002. Previously, he was Chairman, President and CEO of Peregrine Semiconductor Corporation, a privately-held developer and manufacturer of RF integrated circuits for wireless handhelds, base stations and satellite communications, from January 1999 to August 2002. From 1997 to 1998 he served as President and CEO of Integrated Circuit Systems, a publicly-held manufacturer of high frequency mixed signal ICs. Dr. Prodromou has more than 35 years of experience in technology companies and was the founder & CEO of Poqet Computer Corporation, maker of the world's first battery powered MS-DOS palmtop computer, and Palo Alto Digital Systems, a technical services firm specializing in power-managed portable computers. He has also served as Executive VP of Fairchild Semiconductor Corp., Senior Vice President of Mattel Electronics, Division GM of Texas Instruments and Engineering and SBU Manager at General Electric. Dr. Prodromou received his B.S.E.E. from Rutgers University and his M.S. and Ph.D. from the Polytechnic Institute of New York.

        Dag F. Wittusen, a director since July 2003, has over thirty years investment banking experience. He is currently Chairman and Chief Executive Officer of Aker Finans AS, located in Oslo Norway. Prior to joining Aker RGI in 1996, Mr. Wittusen was co-founder and managing partner of Orkla Finans. Mr. Wittusen previously served as Senior Vice President of Eksportfinans and on the staff of the World Bank. He received a B.A. degree with Honors in Political Science and Economics from Brown University and an M.B.A. in International Economics from Princeton University.

        Jack G. Levin, a nominee for director, has been the Chief Operation Officer with Fox Paine and Company since February 2004. Prior to joining Fox Paine, Mr. Levin was a founder and managing member of Kalkhoven, Pettit and Levin Ventures, LLC, a venture capital firm focused on the fiber optic and telecommunications industry. Mr. Levin was also a parter of, and Director of Legal and Regulatory Affairs for, Montgomery Securities until 1999. During his 17 years at Montgomery Securities (and it's successor firm, Banc of America Securites, LLC), Mr. Levin was an active member of the investment banking commitment committee, the investment committees of the firm's venture capital partnerships and the managing parter of MontWest Capital Partners, a joint venture of Montgomery Securities and Westinghouse Financial Corporation, established to do leveraged buyouts. Mr. Levin attended Amherst College (A.B., Political Science, Cum Laude, Woodruff Fellowship Award, 1969) and the Columbia University School of Law, (J.D., Harlan Fiske Stone Scholar, 1973). Mr. Levin is a retired member of the Bar of the State of New York.

        Michael E. Holmstrom, a nominee for director, has over 35 years financial experience in the telecomunications industry. Most recently Mr. Holmstrom was at Elektryon Inc. where he served as President until March 2002. Prior to joining Elektryon as Chief Financial Officer in 2000, Mr. Holmstrom served as Senior Vice President and Chief Financial Officer at Alaska Communications Systems Group beginning in 1999. From 1998 to 1999 Mr. Holmstrom was Chief Financial Officer for Atlantic Tele-Network in the U.S. Virgin Islands. From 1996 to 1998 he was the Chief Operating Officer for Spectrum Network Systems, Ltd. in Sydney, Australia. Prior to 1996, Mr.Holmstrom held numerous senior management and consulting positions including Vice President of Unregulated Operations, Chief Financial Officer and then President of CP National Corporation, Executive-in-Residence professor of business strategy at Texas A&M University, Vice President of Financial and Business Planning at Pacific Telecom, and Vice President of Finace at Alascom, Inc. Mr. Holmstrom has a B.S. in Business Administration from Gannon University.

Meetings and Committees of the Board of Directors

        As of the date of this proxy statement our Board has eight directors and one vacancy and the following three standing committees each of which were established in May 2000: 1) the Audit Committee, (2) the Compensation Committee, and (3) the Executive Committee. The Board of Directors serves as the Company's Nominating Committee. During 2003, the Board held 5 meetings and each director attended at least 75% of all Board and applicable committee meetings. While the

Company has no specific policy requiring attendance at the annual meeting of stockholders by board members, such attendance is expected. At the 2003 annual meeting eight of the nine directors attended.

Name of Director	Board	Audit Committee	Compensation Committee	Executive Committee
Non-Employee Directors:
W. Dexter Paine, III	XC		XC	XC
Wray T. Thorn(1)	X	X	X	X
Robert N. Lowe Jr.(2)	X
Liane J. Pelletier(3)	X
Bruce W. Diamond(4)	X
Stavro E. Prodromou, Ph.D(5)	X	XC
Dag F. Wittusen(6)	X	X
Employee Director:
Michael R. Farese, Ph.D.	X			X
Former Directors:
J. Thomas Bentley(7)	XF	XF
Charles E. Robinson(8)	XF		XF
Total Number of Meetings in 2003	5	4	1	6

XC = Chair    X = Member    XF = Former Member

(1)
Mr. Thorn served as Chair of the Audit Committee until January 30, 2004 at which time Dr. Prodromou was appointed as Chair of the Audit Committee.

(2)
Mr. Lowe's first meeting as a member of the Board was on July 15, 2003.

(3)
Ms. Pelletier's first meeting as a member of the Board was on October 14, 2003.

(4)
Mr. Diamond's first meeting as a member of the Board was on July 15, 2003.

(5)
Dr. Prodromou's first meeting as a member of the Board and Audit Committee was on July 15, 2003. Dr. Prodromou was appointed to serve as chair of the Audit Committee on January 30, 2004.

(6)
Mr. Wittusen's first meeting as a member of the Board and Audit Committee was on July 15, 2003.

(7)
Mr. Bentley's last meeting as a member of the Board and Audit Committee was on July 15, 2003.

(8)
Mr. Robinson's last meeting as a member of the Board was on May 29, 2003.

        The Company is required to comply with the listing standards of Nasdaq in order to maintain the listing of our common stock on the Nasdaq National Market. In December 2003, Nasdaq adopted new corporate governance rules including a requirement that listed companies have a board of directors composed of a majority of independent directors. However, a "controlled company", which is defined by Nasdaq as a company of which more than 50% of the voting power is held by an individual, a group or another company, is exempt from this Nasdaq requirement. Since Fox Paine owned more than 50% of the Company's common stock, the Company was previously eligible to utilize this "controlled company" exemption in connection with the new Nasdaq requirement to have a majority of independent directors. However, as a result of the recent sale by Fox Paine of a portion of its holdings of our common stock in the Company's January 28, 2004 underwritten public offering, the Company is no longer a "controlled company". The Company believes that, in accordance with Nasdaq transition requirements, it will be necessary for the composition of the Board of Directors to include a majority of independent members within one year of the date the Company ceased to be a "controlled company".

        As the date of this proxy statement, the Board of Directors has determined that directors Ms. Pelletier and Messrs. Diamond, Prodromou, Holmstrom, if elected, and Wittusen are each an "independent director" as that term is defined in Rule 4200 of the Nasdaq Marketplace Rules. The Board of Directors has also determined that Ms. Pelletier and Messrs. Diamond, Prodromou, Holmstrom, if elected, and Wittusen each meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities and Exchange Act of 1934 (the "Act"). In accordance with the new Nasdaq Marketplace Rule 4350(c)(2), the independent directors will meet in regularly scheduled executive sessions throughout the year at which only independent directors are present.

        Audit Committee    The Audit Committee is currently composed of directors Prodromou, Thorn, and Wittusen. The functions of the Audit Committee are to:

  •
  appoint the Company's independent auditors;

  •
  discuss and approve in advance the scope and the fees of the Company's annual audit and review the results thereof with the Company's independent auditors;

  •
  review and approve in advance non-audit services of Company's independent auditors;

  •
  review compliance with the Company's existing major accounting and financial reporting policies;

  •
  review the adequacy of major accounting and financial reporting policies; and

  •
  review the Company's management's procedures and policies relating to the adequacy of the Company's internal accounting controls and compliance with applicable laws relating to accounting practices.

        The Board of Directors has determined that both Messrs. Prodromou and Wittusen are an "independent director" as that term is defined in Rule 4200(15) of the Nasdaq Marketplace Rules. The Board of Directors also determined that it was in the best interests of the Company and its stockholders that Mr. Thorn serve on the Audit Committee due to exceptional and limited circumstances. However, under the new Nasdaq Marketplace Rules that will be applicable as of the date of this stockholders meeting, Mr. Thorn will no longer meet the criteria for independence set forth in the recent changes to Rule 10A-3(b)(1) under the Act. Under the Rule 10A-3(b)(1) independence requirements, an audit committee member may not be an "affiliated person" of the company. As a result of being a member of Fox Paine, the beneficial owner of approximately 42.5% of our common stock, Mr. Thorn is considered an "affiliated person" under the Act and will no longer be eligible to serve on the Audit Committee effective as of the date of this stockholders meeting. Accordingly, Mr. Thorn will not be reappointed to the Audit Committee and Mr. Holmstrom, if elected, is expected to be appointed to the Audit Committee. The Board of Directors will also designate a new Audit Committee "financial expert" since Mr. Thorn is currently the Audit Committee "financial expert". The Board of Directors believes that following the stockholders meeting the composition of the Audit Committee will meet the requirements of Rule 4350(d)(2)(A) of the new Nasdaq Marketplace Rules. The Board of Directors adopted a new Audit Committee Charter on March 24, 2004, a copy of which is attached as Appendix A to this Proxy Statement and is posted on our website at www.wj.com.

        Compensation Committee    The Compensation Committee currently consists of directors Paine and Thorn. The Board of Directors has determined that for purpose of serving on the Compensation

Committee both are an "independent director" as that term is defined in Rule 4200(15) of the Nasdaq Marketplace Rules. The functions of the Compensation Committee are to:

  •
  review and approve annual salaries, bonuses, and grants of stock options under the Company's stock incentive plans for all executive officers and other key members of management; and

  •
  to review and approve the terms and conditions of all employee benefit plans or changes to these plans.

        Executive Committee    The Executive Committee currently consists of directors Farese, Paine and Thorn. The Executive Committee has the authority to exercise the powers of the Board of Directors, other than those reserved to the Audit Committee and the Compensation Committee or to the full Board of Directors, between meetings of the full Board of Directors.

        The Board of Directors does not have a directors nominating committee. In accordance with Nasdaq Marketplace Rules, a majority of the independent directors will recommend director nominees for selection by the Board of Directors. Board candidates are generally considered based on various criteria, including business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters, and other factors the Board of Directors may deem relevant under the circumstances. Given the size and composition of the Company's Board of Directors, the Company does not have a separate nominating committee or a nominating committee charter. The Board of Directors has adopted a resolution addressing the director nominations process as required by Rule 4350(c)(4)(B) of the Nasdaq Marketplace Rules.

        The Company has not received director candidate recommendations from its stockholders and, as such, does not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by Board members are evaluated. The Company does not intend to treat stockholder recommendations in any manner different from other recommendations.

Stockholder Communications with the Board

        The Company maintains contact information on its website under the heading "Investors." By following the link, a stockholder will be given access to the Company's toll-free telephone number and mailing address as well as a link to the Corporate email address for providing email correspondence. Communications sent to that Corporate email address and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as directed in the stockholder communication. In addition, stockholders may send communications to the Board or any of its members by sending such communications to the Company, c/o Secretary at 401 River Oaks Parkway, San Jose, CA. 95134.

Corporate Governance Policies

        The Company has adopted a written code of ethics that applies to its principal executive officer, principal financial officer and principal accounting officer, responsive to Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC. The Company's Senior Financial Officer Code of Business Conduct and Ethics Policy is available on the Company's website at www.wj.com.

        The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters. The Complaint Procedure for Accounting and Auditing Matters is available on the Company's website at www.wj.com.

DIRECTOR COMPENSATION

General

        Directors who are officers of the Company do not receive any additional compensation for their services as a director. Non-employee directors are eligible to participate in the WJ Communications, Inc. amended and restated 2000 Non-Employee Director Stock Compensation Plan (the "Non-Employee Director Plan") approved by the stockholders at the Company's 2003 annual meeting:

  •
  Each non-employee director who joins the Board will receive an option to acquire 25,000 shares of common stock with an exercise price equal to the fair market value of the common stock upon the commencement of his or her directorship. Any director, officer, employee, partner or other affiliate of Fox Paine and/or its controlled affiliates who becomes a member of the Board shall not be eligible for the initial option award;

  •
  Each non-employee director who is re-elected to the Board will receive an option to acquire 10,000 shares of common stock with an exercise price equal to the fair market value of the common stock upon the re-election of his or her directorship;

  •
  Each non-employee director will receive an annual cash award of $15,000 for every full year in which he or she serves;

  •
  Each non-employee director that serves as chair of the Audit Committee will receive an annual cash award of $10,000 for every full year in which he or she serves;

  •
  Each other non-employee director that serves as a member of the Audit Committee will receive an annual cash award of $5,000 for every full year in which he or she serves;

  •
  Annual cash awards shall be payable quarterly in four equal installments beginning on the date on which the annual meeting of stockholders is held. In the event that a non-employee director's directorship is terminated before completion of a full service year, the annual cash award will be prorated according to the time served during such service year;

  •
  Each non-employee director will receive $1,000 in cash for each Board or Committee meeting attended except if there are multiple meetings on the same day in which case the maximum payment will be $1,000;

  •
  Each non-employee director shall be reimbursed for reasonable, out-of-pocket expenses incurred in attending meetings of the Board or any committee thereof.

Option Vesting

        Options to purchase shares of Common Stock issued pursuant to the Non-Employee Director Plan will vest and become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of the grant of the option, unless a change in control (as defined in the Non-Employee Director Plan) occurs, whereby all options vest and become immediately exercisable in exchange for the per share consideration to be received in the change in control by holders of Common Stock, or the cash equivalent of the same, at the discretion of the Board of Directors or any committee thereof to which the Board delegates administration of the Non-Employee Director Plan (the "Plan Administrator").

Deferral

        Each non-employee director may elect to defer receipt of all or a portion of the cash otherwise payable. In the event such an election is made, the electing non-employee director will receive his or her cash in one or a series of distributions to commence as soon as practicable following the date of termination of his or her directorship. In the event a change in control occurs, all deferred cash is distributed to the electing non-employee director.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

        The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. The Audit Committee appointed Deloitte & Touche LLP to serve as independent auditors to conduct an audit of the Company's accounts for 2004, subject to ratification by the Company's stockholders at the Meeting. Deloitte & Touche served as the Company's Independent Auditors for the fiscal years ending December 31, 2003 and December 31, 2002. Arthur Andersen LLP served as the Company's Independent Auditors for the fiscal years ended December 31, 2001. The decision to replace Arthur Andersen LLP was recommended by the Audit Committee of Company's Board of Directors and approved by the Company's Board of Directors.

        The reports of Arthur Andersen LLP on the Company's consolidated financial statements for the fiscal year ended December 31, 2001 did not contain a disclaimer of opinion or an opinion that was adverse or was qualified or modified for uncertainty, audit scope, or accounting principles.

        Furthermore, during fiscal years ended December 31, 2001, and the subsequent interim period up through April 12, 2002, there were no disagreements with Arthur Andersen LLP on matters of accounting principle or practices, financial statement disclosure, or audit scope or procedure that, if not resolved to their satisfaction, would have caused Arthur Andersen LLP to refer to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K.

        The Company provided Arthur Andersen LLP with a copy of the foregoing disclosures. A copy of a letter dated April 16, 2002 from Arthur Andersen LLP addressed to the Securities and Exchange Commission stating its agreement with such statements is attached as Exhibit 16.1 to the Company's Form 8-K filed on April 17, 2002.

        During the Company's fiscal years ended December 31, 2001, and the subsequent interim period up through April 12, 2002, the Company did not consult Deloitte & Touche LLP, with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(1)(iv) and (v) of Regulation S-K.

        Representatives of Deloitte & Touche are expected to be present at the Meeting and to have an opportunity to make a statement, if they so desire, as well as respond to appropriate questions from stockholders. If the selection of Deloitte & Touche LLP is not ratified, or prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Audit Committee, the Audit Committee will appoint other independent certified public accountants whose engagement for any period subsequent to the next annual meeting will be subject to stockholder approval at such meeting.

Required Vote

        The affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Meeting is necessary for approval of the ratification of auditors. On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE INDEPENDENT AUDITORS.

MANAGEMENT

Executive Officers

        The following table sets forth certain information with respect to the executive officers of the Company (ages are as of May 31, 2004):

Name	Age	Position
Michael R. Farese, Ph.D	57	President, Chief Executive Officer and Director
Fred J. Krupica	51	Chief Financial Officer
Javed S. Patel	48	Senior Vice President—Sales and Marketing
Thomas R. Kritzer	50	Senior Vice President—Corporate Development
Neil Morris, Ph.D	45	Chief Technology Officer
Ronald N. Buswell	56	Senior Vice President—Marketing and Product Line Management
James A. Mravca	42	Senior Vice President—Strategic Marketing and New Business Development
Robert J. Bayruns	46	Vice President—Engineering
Michael L. Gabitass	43	Vice President—Supply Chain Management and Quality
Rainer N. Growitz	48	Vice President—Finance and Secretary
David R. Pulvino	44	Corporate Controller—Principal Accounting Officer

        For a biographical summary of Michael R. Farese Ph.D, see "Directors."

        Fred J. Krupica was appointed Chief Financial Officer in December 2002. Mr. Krupica is responsible for directing WJ Communications' accounting, finance and human resources organizations. Previously Mr. Krupica served as Chief Financial Officer of Magnetic Data Technologies LLC, an international repair manufacturer that was acquired by Solectron Corporation in June 2002. Prior to that, he was Chief Financial Officer and Chief Operating Officer at Patel Ventures and Founder, President and Chief Financial Officer of F&G Financial Services. In addition, Mr. Krupica has served in various senior financial management and auditing positions at Atlantic Richfield Co., Pullman, Inc. and PricewaterhouseCoopers. Mr. Krupica is a C.P.A. and holds an MBA from the University of California at Los Angeles and a B.S. from the University of Illinois.

        Javed S. Patel joined WJ Communications in August 2002 and serves as Senior Vice President Sales and Marketing responsible for worldwide business operations including product line management, product marketing, sales management, marketing and business development, and marketing communications for the Company. Before joining WJ Communications, Mr. Patel was Vice President of Sales and Marketing for Tropian Incorporated, a private RF semiconductor company. Prior to Tropian, Mr. Patel worked for 15 years at Anadigics, a leading RF semiconductor company. At Anadigics, Mr. Patel was a key member of the management team from the company's inception. He was responsible for managing all aspects of Anadigics marketing, direct and indirect global sales force and field application engineers. Mr. Patel has an M.B.A. degree from Drexel University, Philadelphia, PA, and he received both M.S. and B.S. degrees in electrical engineering from the University of Kansas, Lawrence, KS.

        Thomas R. Kritzer has served as Senior Vice President Corporate Development since October 2003. Prior to this Mr. Kritzer served in a variety of managerial positions including Executive Vice President Operations and Senior Vice President Semiconductor Products following our recapitalization merger in January 2000. Mr. Kritzer was one of the first participants in our efforts to create commercial communications products during 1995 from the original defense technology and product base. Since joining WJ Communications as a member of the technical staff in 1978, Mr. Kritzer has held various technical and managerial positions including product line experience in both the defense and communications businesses. Mr. Kritzer earned a B.A. in Physics from the University of North Carolina, Chapel Hill and an M.S. in Physics from Purdue University.

        Neil Morris, Ph.D has served as Chief Technology Officer since joining WJ Communications in August 2002. Dr. Morris leads the activity responsible for establishing and managing the Company's technology roadmap, technical agenda, and evaluating technology based partnerships with leading companies in the semiconductor industry. Prior to joining WJ Communications, Dr. Morris was Senior Director of Advanced Technology for Philips Semiconductors, a global leader in RF technology, where he was responsible for the company's semiconductor technology development and support of new product introductions for advanced wireless and RF applications. Over a five year period, Dr. Morris held various domestic and international management positions at Philips Semiconductors and was a key contributor to the success of the company's technology portfolio for mobile phone markets (DECT, CDMA, and TDMA applications). Dr. Morris has also held an array of senior management positions at other leading semiconductor companies including Mitel Semiconductors, Thesys Microelectronic Systems (Germany) and LSI Logic (U.K). Dr. Morris has a Ph.D. in Semiconductors and a B.Sc. with honors in Electronics from the University of Surrey, United Kingdom.

        Ronald N. Buswell was appointed Senior Vice President of Marketing and Product Line Management in January 2002 and is responsible for marketing and product line management. Previously Mr. Buswell was Senior Vice President of Semiconductor and Wireless Business Development responsible for sales, marketing and product line management. From 1997 through 1999, Mr. Buswell was director of original equipment manufacturer products and was responsible for RF integrated assemblies for wireless communications. During 1995 and 1996, Mr. Buswell, as manager of integrated assembly marketing, was responsible for product marketing for our initial wireless communications business. Mr. Buswell received a B.S.E.E. from Michigan Technological University and an M.S.E.E. from the University of Michigan.

        James A. Mravca was appointed Senior Vice President Strategic Marketing and New Business Development in January 2002. Previously he served as Senior Vice President Engineering Design and was responsible for all product engineering design functions. Mr. Mravca has also served as Vice President Product Marketing, Vice President Fiber Optic Business Development, and Vice President Advanced Technology. Prior positions held by Mr. Mravca include director of advanced development, member of technical staff, engineering and manufacturing management positions. Mr. Mravca joined WJ Communications in 1984. Mr. Mravca received a B.S. in Electrical Engineering from the University of Illinois, Champaign, IL., and an M.S. in Engineering Management from Stanford University, Palo Alto, Calif.

        Robert J. Bayruns joined WJ Communications in October 2003 as Vice President of Engineering and is responsible for directing and managing engineering and developing new technologies and products for the Wireless and RFID markets. He served most recently as Vice President of Engineering and Product Development at Mobilian Inc. where he helped the company finish their first product and successfully sell the company to INTEL Inc. Previously he was Vice President of Engineering at Tropian, an advanced wireless communications technology company. Prior to that he was at Anadigics Inc. at its start-up in 1985 where he held a variety of engineering and managerial positions including Vice President of Business and Advanced Product Development. Mr. Bayruns has published over 30 technical papers, holds 12 U.S. patents and has served on the IEEE ISSCC, IEDM, and MTTS technical program committees. Mr. Bayruns has a M.S.E.E. from Rutgers University and a B.S. from Spring Garden College.

        Michael L. Gabitass serves as Vice President Supply Chain Management and Quality and is responsible for manufacturing, supply management, material management, manufacturing engineering, and facilities management. Previously Mr. Gabitass was responsible for establishing the Company's first high volume integrated subsystem manufacturing line. Mr. Gabitass has been with WJ Communications since 1988 and has also served as a technical staff member and project manager. Mr. Gabitass received a B.S. in Electrical Engineering from the University of California, Los Angeles in 1987.

        Rainer N. Growitz was appointed Vice President Finance and Secretary following our recapitalization merger in January 2000. Mr. Growitz is responsible for corporate financial planning, forecasting and management for WJ Communications. From 1997 until January 2000, Mr. Growitz served as Director of Finance. Mr. Growitz joined WJ Communications in 1978 and held a variety of finance, contracts and managerial positions. Mr. Growitz received a B.S. in Accounting from San Jose State University.

        David R. Pulvino was appointed Corporate Controller—Principal Accounting Officer following our recapitalization merger in January of 2000. Mr. Pulvino is responsible for directing all of our accounting operations. From 1997 through January 2000, Mr. Pulvino served as Director of Accounting. Mr. Pulvino joined WJ Communications in 1981 and held a variety of accounting and managerial positions. Mr. Pulvino received a B.S. in Accounting from Santa Clara University, California.

COMPENSATION OF EXECUTIVE OFFICERS

        Summary Compensation Table.    The following table sets forth the compensation earned for services rendered to the Company in all capacities for the fiscal years ended December 31, 2003, 2002 and 2001 by the Company's Chief Executive Officer and its four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2003 (the "Named Officers").

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Restricted Stock award($)	Securities Underlying Options	All Other Compensation($)(2)
Current Officers:
Michael R. Farese, Ph.D President and Chief Executive Officer(3)	2003 2002 2001	350,000 282,702 —	40,000 250,000 —	— — —	— 2,000,000 —	6,000 — —
Javed S. Patel Senior Vice President, Sales and Marketing(4)	2003 2002 2001	221,932 78,565 —	23,000 8,000 —	— 75,000 —	— 600,000 —	6,000 2,357 —
Neil Morris, Ph.D Chief Technical Officer(5)	2003 2002 2001	215,020 78,565 —	14,000 8,000 —	— — —	— 600,000 —	76,864 54,813 —
Fred J. Krupica Chief Financial Officer(6)	2003 2002 2001	200,044 7,694 —	22,000 — —	— — —	600,000 — —	13,500 — —
Thomas R. Kritzer Senior Vice President, Corporate Development	2003 2002 2001	200,200 200,200 200,200	10,000 24,024 —	— — —	— — 70,000	6,000 4,500 4,500

(1)
Bonus amounts for fiscal 2003 represent amounts paid to the executives for services performed during that period. Bonuses reflected in 2002 for Dr. Farese and Mr. Kritzer consisted of the following: (1) for Dr. Farese, $250,000 represents an aggregate bonus of which $70,000 was paid in 2002 and $180,000 was paid in 2003, (2) for Mr. Kritzer, $24,024 represents a bonus that was paid in 2002, the amount shown in the prior year's proxy was an estimate and was adjusted upon finalization.

(2)
Represents Company's annual contribution to the Named Executives 401(k) plan account. For Dr. Morris totals also include certain cost of living and relocation expenses in the amounts of $72,638 and $54,813 for fiscal years 2003 and 2002 respectively. Mr. Krupica's total for fiscal year 2003 also includes certain relocation expenses in the amount of $7,500. See Employment Contracts and Change in Control Arrangements.

(3)
Dr. Farese commenced employment with the Company during March 2002 when he assumed the position of President and Chief Executive Officer. Dr. Farese's compensation for fiscal year 2002 represents that portion of the year for which he was employed. See Employment Contracts and Change in Control Arrangements.

(4)
Mr. Patel commenced employment with the Company during August 2002 and compensation for fiscal year 2002 represents that portion of the year for which he was employed. See Employment Contracts and Change in Control Arrangements.

(5)
Dr. Morris commenced employment with the Company during August 2002 and compensation for fiscal year 2002 represents that portion of the year for which he was employed. See Employment Contracts and Change in Control Arrangements.

(6)
Mr. Krupica commenced employment with the Company during December 2002 and compensation for fiscal year 2002 represents that portion of the year for which he was employed. See Employment Contracts and Change in Control Arrangements.

        Option/SAR Grants in Last Fiscal Year.    The following table sets forth grants of options to purchase shares of Common Stock during the fiscal year ended December 31, 2003 to each of the Named Officers:

Individual Grants
Percent Of Total Options Granted to Employees In Fiscal Year (c)
	Number of Securities Underlying Options Granted(#) (b)				Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
Exercise Price ($/Sh) (d)
Name(a)				Expiration Date (e)	5%($) (f)	10%($) (g)
Current Officers:
Michael R. Farese, Ph.D President and Chief Executive Officer	—	—	—	—	—	—
Fred J. Krupica Chief Financial Officer	600,000	46.0%	$0.60	Dec-2012	$226,000	$574,000
Javed S. Patel Senior Vice President, Sales and Marketing	—	—	—	—	—	—
Thomas R. Kritzer Senior Vice President, Corporate Development	—	—	—	—	—	—
Neil Morris, Ph.D Chief Technical Officer	—	—	—	—	—	—

        Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values. The following table sets forth information with respect to the Named Officers concerning option exercises for the fiscal year ended December 31, 2003, and exercisable and unexercisable options held as of December 31, 2003:

Name	Shares Acquired On Exercise(#)	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End($) Exercisable/Unexercisable
Current Officers:
Michael R. Farese, Ph.D President and Chief Executive Officer	—	—	1,000,000 / 1,000,000	$2,150,000 / $2,150,000
Fred J. Krupica Chief Financial Officer	—	—	150,000 / 450,000	$667,500 / $2,002,500
Javed S. Patel Senior Vice President, Sales and Marketing	—	—	158,332 / 470,846	$679,500 / $2,020,600
Thomas R. Kritzer Senior Vice President, Corporate Development	—	—	564,779 / 788,000	$2,053,100 / $2,864,200
Neil Morris, Ph.D Chief Technical Officer	—	—	150,000 / 450,000	$638,300 / $1,914,800

Equity Compensation Plan Information

        Equity Compensation Table.    The following table sets forth information as of December 31, 2003, with respect WJ Communication's equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity Compensation Plans Approved by Stockholders(1)	12,233,856	(2)	$1.88	3,930,635	(3)
Equity Compensation Plans Not Approved by Stockholders(4)	115,000		$3.03	1,883,000

(1)
The equity compensation plans approved by stockholders are the 2000 Stock Incentive Plan and the amended and restated 2000 Non-Employee Director Stock Compensation Plan.

(2)
Of these shares 171,250 options were outstanding under the amended and restated 2000 Non-Employee Director Stock Compensation Plan and 12,062,606 were outstanding under the 2000 Employee Stock Incentive Plan.

(3)
Of these shares 3,656,791 shares are available for issuance under the 2000 Stock Incentive Plan and 273,844 shares are available for issuance under the amended and restated 2000 Non-Employee Director Plan.

(4)
The equity compensation plan not approved by stockholders is the 2001 Employee Stock Incentive Plan. Key provisions of the plan are:

•
The plan was adopted by the Board of Directors on May 23, 2001 and was effective on that date. The plan will terminate on May 23, 2011, however, awards outstanding at that time will not be affected or impaired by the plan's termination;

•
Participation is limited to employees or affiliates of the Company who are not directors or officers of the Company or any of its affiliates at the time a particular award is made;

•
Stock options granted may include incentive stock options, restricted stock, nonqualified stock options and stock appreciation rights or any combination thereof;

•
The plan shall be administered by the Board or any committee that has been designated by the Board;

•
The term of each stock option may in no event be more than 10 years; and

•
Upon a change of control transaction as described in the Plan, the committee may, in its sole discretion, do one or more of the following;

•
shorten the period during which stock options are exercisable, provided they remain exercisable for at least 30 days after the date notice of the shortening is given to the participants;

•
accelerate any vesting schedule to which a stock option or restricted stock award is subject;

•
arrange to have the surviving or successor entity or any parent entity thereof assume the restricted stock awards and the stock options or grant replacement options with appropriate adjustments in the exercise prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the stock options or their replacements represent the right to purchase the shares of stock, securities or other property, including cash, as may be issuable or payable as a result of the change of control transaction with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon exercise of the stock options had such exercise occurred in full prior to the change of control transaction; or

•
cancel stock options or unvested stock awards upon payment to the participants in cash, with respect to each stock option or restricted stock award to the extent then exercisable or vested, including, if applicable, any stock options or restricted stock awards as to which the vesting schedule has been accelerated by decision of the compensation committee because of the change of control transaction, of an amount that is the equivalent of the excess of the fair market value of the Common Stock at the effective time of the change of control transaction over, in the case of stock options, the exercise price of the stock option.

Employment Contracts and Change in Control Arrangements.

        Employment Agreement with Michael R. Farese Ph.D.    Under the employment agreement between the Company and Dr. Farese, effective as of February 28, 2002, Dr. Farese is employed to serve as the Company's Chief Executive Officer and President for a three-year period with automatic one-year extensions, unless either the Company or Dr. Farese gives no less than 90 days advance written notice of an intention not to extend the term. Dr. Farese's initial annual base salary was set at $350,000, which may be increased in the years following the first year of employment, but may not be decreased. Dr. Farese is eligible for an annual bonus with a target bonus equal to 100% of his annual base salary for each fiscal year if the Company meets business targets determined by it in good faith. Dr. Farese's employment agreement also provides for other benefits including the right to participate in fringe benefit plans, life and disability insurance plans, expense reimbursement, reimbursement for documented supplemental life insurance, club dues, estate and tax planning, and vacation in accordance with the Company's top management vacation policy.

        On March 4, 2002, the Company loaned Dr. Farese, $90,000 pursuant to a promissory note executed by Dr. Farese. Interest on the unpaid principal amount of the note shall accrue at an annual rate equal to one half of one percent (1/2%) above the applicable federal rate as defined under Section 12274(d) of the Internal Revenue Code. All unpaid principal and unpaid interest are due and payable in full on the third anniversary of the note. Dr. Farese paid the principal and unpaid interest on the note in full in May 2003.

        Under Dr. Farese's employment agreement, if his employment is terminated by him for good reason or by the Board of Directors without cause, or if the Board of Directors elects not to extend the employment period upon its expiration, Dr. Farese is entitled to receive:

    •
    150% of his annual base salary over the 60-day period immediately following such termination of employment; plus

    •
    for a one-year period after termination, benefits under the Company's benefit plans, or a cash payment sufficient to enable him to purchase comparable benefits in the case of benefit plans that do not permit such continued participation.

        Alternatively, if his employment is terminated within six months of the occurrence of a change of control, Dr. Farese is entitled to receive:

    •
    299% of his annual base salary over the 60-day period immediately following such termination of employment; plus

    •
    for a three-year period after termination, benefits under the Company's benefit plans, or a cash payment sufficient to enable him to purchase comparable benefits in the case of benefit plans that do not permit such continued participation.

        Dr. Farese's employment agreement also provides that during the 12-month period following any termination of his employment, Dr. Farese will not directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity:

    •
    hire, solicit, encourage the resignation of, or in any other manner seek to engage or employ any person who is then, or within the prior three months had been, an employee of the Company, whether or not for compensation and whether or not as an officer, consultant, adviser, independent sales representative, independent contractor or participant; or

    •
    contact, solicit, service or otherwise have any dealings related to the sale, manufacture, distribution, marketing or provision of products, components, equipment, hardware, other technology or services of any sort in the wireless communications industry or any other industry or business or prospective industry or business in which the Company participates or is contemplating participating in as of such termination in employment, with any person or entity with whom the Company has a current or known prospective business relationship or who is or was at the time of his employment with the Company, including any predecessor or successor entity a customer, vendor or client of the Company, or a known prospective customer, vendor or client, in each case such activity by Dr. Farese does or could reasonably be expected to have a material adverse effect on the relationship between the Company and any such third party.

        The employment agreement with Dr. Farese also provides for the protection of the Company's confidential information and for the ownership by the Company or the assignment to us of any employment-related inventions of Dr. Farese.

        Employment Agreements with Thomas R. Kritzer, Javed S. Patel, Neil Morris, and Fred J. Krupica. The Company entered into employment agreements with Thomas R. Kritzer, Javed S. Patel, Neil Morris and Fred J. Krupica on January 31, 2000, August 12, 2002, August 12, 2002 and December 9, 2002 respectively. These agreements employ Messrs. Kritzer, Patel, Morris and Krupica to the executive offices set forth under the "Management-Executive Officers," and is substantially similar to that of Dr. Farese, except as follows:

    •
    Mr. Kritzer's initial annual base salary was set at $200,200. Mr. Patel's initial base salary was set at $210,000. Dr. Morris's initial base salary was set at $215,000. Mr. Krupica's initial base salary was set at $200,000;

    •
    Mr. Kritzer is eligible to receive an annual bonus up to 35% of annual base salary for each fiscal year if the Company meets specific business targets. Mr. Patel is eligible to receive an annual bonus up to 60% of annual base salary for each fiscal year if the Company meets specific business targets. Dr. Morris and Mr. Krupica are eligible to receive a quarterly bonus up to 60% of their quarterly base salary for each fiscal quarter if the Company meets specific business targets;

    •
    Dr. Morris, in addition to his compensation is eligible to receive a cost of living and relocation differential in the amount of $50,000 per year for each completed year of full-time employment with the Company up to a maximum of four (4) years. Furthermore, Dr. Morris received certain relocation and trip expenses necessarily incurred in relocating to the San Francisco Bay area;

    •
    Mr. Krupica received a temporary living benefit not to exceed $7500 in order to assist in finding suitable housing in the San Jose, California area;

    •
    The severance benefit payable to Messrs. Kritzer, Patel, Morris and Krupica upon the termination of employment for good reason, or by the Board of Directors without cause, or if the Board of Directors elects not to extend the employment period upon its expiration, is an amount equal to the annual base salary payable over the 12-month period immediately following such termination; or

    •
    The severance benefit payable to Messrs. Kritzer, Patel, Morris and Krupica upon the termination of employment within three months following a change of control is an amount equal to 150% of the annual base salary payable over the 12-month period immediately following such termination.

Compensation Committee Interlocks and Insider Participation.

        Messrs. Paine, Robinson, and Thorn served as members of the Compensation Committee of the Company's Board of Directors during the fiscal year ended December 31, 2003. None of these individuals was an officer or employee of the Company or of any of its subsidiaries during the fiscal year ended December 31, 2003, or ever has been an officer of the Company or any of its subsidiaries. Messrs. Paine and Thorn are affiliated with Fox Paine. See "Election of Directors" and "Principal Stockholders and Security Ownership of Management." The Company has entered into a management Agreement with Fox Paine pursuant to which Fox Paine receives certain fees. See "Certain Transactions".

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

        The following table lists, as of May 28, 2004, information as to the beneficial ownership of Common Stock by (i) each of the Company's directors and nominee for directorship, (ii) each executive officer of the Company for whom information is given in the Summary Compensation Table under "Compensation of Executive Officers" below, (iii) all directors and executive officers as a group, and (iv) each person or entity believed by the Company to beneficially own more than five percent (5%) of the Common Stock outstanding. Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individuals identified or described and is not within the direct knowledge of the Company.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock(2)
Fox Paine Capital, LLC(3)	25,492,044	42.4%
Fox Paine Capital Fund, L.P.(3)	24,155,413	40.2%
FPC Investors, L.P.(3)	358,422	*
Kopp Investment Advisors, LLC(4)	4,814,450	8.0%
W. Dexter Paine, III(5)	25,542,173	42.5%
Wray T. Thorn(6)	25,554,380	42.5%
Robert N. Lowe Jr.(7)	6,250	*
Liane J. Pelletier	—	*
Bruce W. Diamond(8)	6,250	*
Stavro E. Prodromou, Ph.D(9)	11,250	*
Dag F. Wittusen(10)	6,250	*
Jack G. Levin(11)	25,492,044	42.4%
Michael E. Holmstrom	—	*
Michael R. Farese, Ph.D(12)	1,700,000	2.8%
Fred J. Krupica(13)	150,000	*
Javed S. Patel(14)	249,984	*
Thomas R. Kritzer(15)	940,351	1.6%
Neil Morris, Ph.D.(16)	150,000	*
*All directors and executive officers as a group (19 persons)(17)	30,270,256	47.3%

*
The percentage of shares beneficially owned does not exceed 1%.

(1)
Unless otherwise indicated, the address of each of the beneficial owners identified is c/o WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134.

(2)
Unless otherwise noted, each person has voting and investment power, with respect to all such shares. Based on 60,072,346 shares of Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Fox Paine Capital, LLC ("Fox Paine Capital") is General Partner or Manager of Fox Paine Capital Fund, L.P. ("Fox Paine Capital Fund"), FPC Investors, L.P., WJ Coinvestment Fund I, LLC, WJ Coinvestment Fund II, LLC, WJ Coinvestment Fund III, LLC and WJ Coinvestment Fund IV, LLC and possesses voting and investment power over all shares of Common Stock held by each of these entities. As of April 13, 2004, Fox Paine Capital Fund owns 24,155,413 shares of Common

  Stock, or 42.4% of the outstanding Common Stock of the Company. Fox Paine Capital is not the record owner of any shares of Common Stock. Mr. Paine is a member of Fox Paine Capital and share voting power of Fox Paine Capital. Mr. Thorn is a member of Fox Paine Capital. None of the shares of Common Stock shown as beneficially owned by Messrs. Paine and Thorn are owned of record by these individuals. Each of Messrs. Paine and Thorn disclaims beneficial ownership of the shares of Common Stock owned by the entities of which Fox Paine Capital is General Partner or Manager, except to the extent of his pecuniary interest in those shares. The address of Fox Paine Capital, Fox Paine Capital Fund, FPC Investors, L.P. and Messrs. Paine, Thorn and Levin is c/o Fox Paine & Company, LLC, 950 Tower Lane, Suite 1950, Foster City, CA 94404.

(4)
As reported by Kopp Investment Advisors, LLC and related entities on Schedule 13G filed with the Securities and Exchange Commission on February 4, 2004. In its Schedule 13G, Kopp Investment Advisors, LLC states that as of December 31, 2003, it has sole voting power as to 2,920,600 shares, shared voting power as to no shares, sole dispositive power with respect to 1,900,000 shares and shared dispositive power with respect to 1,319,550 shares. In addition, Mr. LeRoy C. Kopp, who controls Kopp Holding Company, LLC which owns 100% of Kopp Investment Advisors, LLC, has sole voting power as to 1,594,900 shares, shared voting power as to no shares, sole dispositive power with respect to 1,594,900 shares and shared dispositive power with respect to no shares. The address of Kopp Investment Advisors, LLC and related entities is 7701 France Avenue South, Suite 500, Edina, MN 55435

(5)
Includes 25,492,044 shares beneficially owned as described in footnote 3, 2,500 shares subject to currently exercisable options, and 47,629 shares awarded to Mr. Paine under the amended and restated 2000 Non Employee Director Stock-Compensation Plan receipt of which has been deferred.

(6)
Includes 25,492,044 shares beneficially owned as described in footnote 3, 2,500 shares subject to currently exercisable options, and 59,836 shares awarded to Mr. Thorn under the amended and restated 2000 Non Employee Director Stock-Compensation Plan receipt of which has been deferred.

(7)
Represents 6,250 shares issuable to Mr. Lowe subject to currently exercisable options.

(8)
Represents 6,250 shares issuable to Mr. Diamond subject to currently exercisable options.

(9)
Represents 5,000 shares held of record by Dr. Prodromou and 6,250 shares issuable subject to currently exercisable options.

(10)
Represents 6,250 shares issuable to Mr. Wittusen subject to currently exercisable options.

(11)
Includes 25,492,044 shares beneficially owned as described in footnote 3.

(12)
Represents 1,700,000 shares issuable to Dr. Farese subject to currently exercisable options.

(13)
Represents 150,000 shares issuable to Mr. Krupica subject to currently exercisable options.

(14)
Represents 70,822 shares held of record by Mr. Patel and 179,162 shares issuable subject to currently exercisable options.

(15)
Represents 384,072 shares held of record by Mr. Kritzer and 556,279 shares issuable subject to currently exercisable options.

(16)
Represents 150,000 shares issuable to Dr. Morris subject to currently exercisable options.

(17)
Includes shares deemed to be beneficially owned by Messrs. Paine, Thorn and Levin as a result of their relationships with and to Fox Paine Capital. Excluding such shares, all directors and executive officers as a group beneficially own 857,394 shares held of record and 3,920,818 shares issuable under currently exercisable options.

CERTAIN TRANSACTIONS

Management Agreement

        On January 31, 2000, Fox Paine Capital Fund, an investment fund managed by Fox Paine & Company, LLC ("Fox Paine & Company" or "Fox Paine"), became the controlling stockholder of the Company. Fox Paine Capital Fund acquired its controlling position in an all cash merger between FP-WJ Acquisition Corp. and the Company, then called Watkins-Johnson Company (the "Recapitalization Merger"), whereby Fox Paine Capital Fund and its co-investors paid a total of approximately $50.8 million for approximately 91.1% of the Common Stock of the Company (or $41.125 per pre-split share as the Common Stock was then constituted). Messrs. Paine and Thorn are affiliated with Fox Paine.

        As part of the Recapitalization Merger, the Company entered into a management agreement with Fox Paine & Company. Since the Recapitalization Merger, and for each subsequent year, the Company will pay Fox Paine a fee in the amount of 1% of the Company's net income before interest expense, interest income, income taxes, depreciation and amortization and equity in earnings (losses) of minority investments, calculated without regard to the fee. The Company believes the fee represents fair value for the services rendered by Fox Paine to the Company. In exchange for its management fee, Fox Paine assists the Company with its strategic planning, budgets and financial projections and helps the Company identify possible strategic acquisitions and recruit qualified management personnel. Fox Paine also assists in customer and supplier relationships on behalf of the Company and consults with the Company on various matters including tax planning and public relations strategies, economic and industry trends and executive compensation. Due to the Company's loss incurred in 2001 and 2002, no management fees were paid to Fox Paine for the years ended December 31, 2002 and December 31, 2003. The Company has agreed to reimburse Fox Paine for its expenses incurred in providing these services. The Company paid Fox Paine approximately $6,000, $82,000 and $25,000 for the reimbursement of expenses incurred by Fox Paine for the years ended December 31, 2003, December 31, 2002 and December 31, 2001, respectively.

        Fox Paine will continue to provide management services under this agreement until its affiliates no longer own shares of Common Stock or are no longer represented on the Board of Directors. The management agreement with the Company is similar to those entered into between Fox Paine and each of the other companies acquired by Fox Paine's affiliates. In connection with this agreement, the Company has agreed to indemnify Fox Paine against various liabilities that may arise as a result of the management services it will perform for the Company. The Company has also agreed to reimburse Fox Paine for its expenses incurred in providing these services.

Shareholders' Agreement

        On January 31, 2000, the Company entered into a shareholders' agreement with Fox Paine Capital Fund, investors affiliated with Fox Paine Capital Fund and several non-fund investors, including co-investors, the Watkins Trust and certain employees of the Company. Under the shareholders' agreement, subject to limited exceptions:

  •
  Fox Paine Capital Fund and its affiliates, as a group, may make up to five demands for registration under the Securities Act of their shares of Common Stock;

  •
  The Watkins Trust may make one demand for registration under the Securities Act of its shares of Common Stock; and

  •
  In the event the Company registers any of its equity securities under the Securities Act, or shares of Common Stock of Fox Paine Capital Fund or the Watkins Trust pursuant to a demand registration, each of the Company's other stockholders who are a party to the agreement, may exercise piggyback registration rights to include all or a portion of its shares of Common Stock in the registration.

        In the event that either Fox Paine Capital Fund and its affiliates or the Watkins Trust makes a demand for registration, the Company has agreed to pay all expenses related to that registration. The Company has also agreed to indemnify Fox Paine Capital Fund and the Watkins Trust against various liabilities associated with such registration.

        The shareholders' agreement also provides that the Company's stockholders who are a party to the agreement will vote their shares in order to ensure that if and to the extent Fox Paine Capital Fund owns shares of Common Stock, Fox Paine Capital Fund will be represented on the Board of Directors.

        Fox Paine and The Watkins Trust exercised registration rights in connection with the secondary underwritten public offering that we completed January 28, 2004.

THE COMPENSATION COMMITTEE REPORT

        The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

        The Compensation Committee of the Board of Directors currently consists of Messrs. Paine and Thorn, all of whom are non-employee directors of the Company. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. It also administers the Company's stock incentive plan.

Compensation Policies

        The Company's executive compensation program is designed to support the overall objective of maximizing long-term stockholder value by aligning the interests of executives with the interests of stockholders and rewarding executives for achieving corporate and individual objectives. The executive compensation program is also designed to provide compensation opportunities that attract and retain the services of qualified executives in the highly competitive broadband communications marketplace. For the fiscal year ended December 31, 2003, the Company's executive compensation program was comprised of three principal components: base salary, annual cash bonus incentives and long-term incentive opportunities through stock option grants.

Base Salary

        Base salary levels for the CEO and the other Executive Officers are generally intended to compensate executives at salary levels of comparable high-technology companies which place an emphasis on long-term compensation incentives such as stock options. Base salaries are determined on an individual basis by evaluating each executive's scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. Base salaries for executives are reviewed annually by the Compensation Committee. The actual base salaries paid to the CEO and the Executive Officers in fiscal 2003 are set forth in the Salary column of the Summary Compensation Table.

Annual Cash Bonus Incentives

        Annual cash bonuses tied to the Company's performance are a component of executive compensation and are designed to motivate the executive to focus on the Company's performance for the fiscal year. The employment agreements of the CEO and certain Executive Officers provide for annual performance based bonus payments up to a certain percentage of base salary if the Company meets certain business targets. The compensation committee from time to time may also award discretionary bonuses to the CEO and certain executive officers based upon performance.

Long-Term Incentives

        Long-term incentives are provided to the CEO and the Executive Officers through stock option grants which have value to executives only through stock appreciation over time. Grants to the CEO and the Executive Officers of stock options are an important component of the Company's compensation mechanism and are designed to motivate the executive to manage the Company from the perspective of an owner of the Company. The actual number of stock options granted to the CEO and the Executive Officers in fiscal 2003 are set forth in the Option/SAR Grants in Last Fiscal Year table.

CEO Compensation

        Michael R. Farese Ph.D. was President, CEO and a member of the Board of Directors of the Company during 2002 and 2003. The Compensation Committee reviewed Dr. Farese's compensation annually using the same criteria and policies described above as are employed for other executive officers. Dr. Farese's compensation was initially determined in part by the terms of an employment agreement entered into in May 2002. The Compensation Committee retains the discretion to increase Dr. Farese's compensation to levels above those provided in the his employment agreement, however Dr. Farese's base salary was not changed in fiscal 2003. For fiscal 2003, Dr. Farese was awarded performance and discretionary bonuses in the aggregate amount of $40,000. For fiscal 2002, Dr. Farese was awarded performance and discretionary bonuses in the aggregate amount of $250,000.

Executive Compensation Tax Deductibility

        The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's Executive Officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Executive Officers, unless compensation is solely performance-based. In general, it is the Compensation Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

                      COMPENSATION COMMITTEE

                      W. Dexter Paine, III
                      Wray T. Thorn

THE AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2003, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

        In accordance with its written charter, a copy of which is attached as Appendix A to this Proxy Statement, the Audit Committee oversees and monitors the Company's financial reporting process and the quality of its internal and external audit process.

Review with Management

        The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2003, and the notes thereto. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

Review and Discussions with Independent Accountants

        The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee has considered the provision of services by Deloitte & Touche LLP covered in Audit Fees and Financial Information systems Design and Implementation Fees below and has determined that such services are compatible with maintaining their independence from the Company.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                      SUBMITTED BY AUDIT COMMITTEE OF
                      THE BOARD OF DIRECTORS

                      Dag F. Wittusen
                      Wray T. Thorn
                      Stavro E. Prodromou, Ph.D.

AUDIT AND RELATED FEES

Audit Fees

        Aggregate fees billed to the Company for 2003 and 2002 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") for professional services rendered for the audit of the Company's annual financial statements, the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and the filing of Registration Statements with the Securities and Exchange Commission for those years were $248,687 and $213,197, respectively.

Audit-Related Fees

        Aggregate fees billed by the Deloitte Entities for audit-related services were $15,810 and $10,000 in 2003 and 2002, respectively.

Tax Fees

        Tax compliance and tax consulting services from the date that the Deloitte Entities were appointed as the Company's independent auditors through the remainder of 2002 and throughout 2003 were $222,056 and $152,521, respectively. Prior to their appointment as the Company's independent auditors, the aggregate fees billed by the Deloitte Entities during 2002 for such services were $72,665.

All Other Fees

        Services rendered by the Deloitte Entities for miscellaneous services, other than the services described above under "Audit Fees," "Audit-Related Fees" and "Tax Fees," were $33,958 in 2003. There were no fees related to 2002.

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and has concluded that the non-audit services provided by the Deloitte Entities are compatible with maintaining the Deloitte Entities' independence.

Pre-Approval Policies and Procedures

        The Audit Committee approves in advance all audit and non-audit services to be performed by the Company's independent auditors. The Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC's rules on auditor independence and has pre-approved certain specified audit and non-audit services to be provided by the Deloitte Entities for up to twelve (12) months from the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration. The Audit Committee pre-approved all of the services performed in 2003 by the Deloitte Entities relating to the "Audit Fees," "Audit-Related Fees," "Tax Fees" and "All Other Fees" described above as required by the Sarbanes-Oxley Act of 2002.

STOCK PRICE PERFORMANCE

        The following graph shows a comparison of cumulative total stockholder returns for the Company's Common Stock, the Nasdaq Stock Market Index for U.S. Companies, and the Nasdaq Telecommunications Index. The graph assumes the investment of $100 on August 18, 2000, the date of the Company's initial public offering, and ending on December 31, 2003. The performance shown is not necessarily indicative of future performance.

Total Return to Stockholders

(Dividends reinvested monthly)

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        For the fiscal year ended December 31, 2003, the Company believes, based solely on a review of Forms 3, 4 and 5 (including amendments) with which it has been furnished, that all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, relating to the Company were timely made with the exception of one late filing for former director Bentley and one late filing for former director Robinson.

Stockholder Proposals for the Next Annual Meeting

        Rule 14a-f of the SEC's proxy rules allows us to use discretionary voting authority to vote on a matter coming before an annual meeting of the stockholders, which was not included in our Proxy Statement (if we do not have notice of the matter at least 45 days before the date on which we first mailed our proxy materials for the prior year's annual meeting of the stockholders or within a reasonable time before we first mail our proxy statement if the date of our annual meeting has changed by more than 30 days from the prior year). In addition, we may also use discretionary voting authority if we receive timely notice of such matter (as described in the preceding sentence) and if, in the Proxy Statement, we describe the nature of such matter and how we intend to exercise our discretion to vote on it. Accordingly, for our 2005 annual meeting of the stockholders, any such notice currently must be submitted to us on or before May 4, 2005.

        The foregoing requirement is separate and apart from the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement. Stockholder proposals intended to be presented at our 2005 annual meeting of the stockholders currently must be received by us no later than February 18, 2005, in order to be eligible for inclusion in our Proxy Statement and the form of proxy relating to that meeting. If the date of our 2005 annual meeting has changed by more than 30 days from this years meeting then a stockholder proposal must be received within a reasonable time before we first mail our Proxy Statement.

        Any stockholder who intends to present a proposal at the annual meeting in the year 2005, or included a proposal in the proxy statement, must deliver the proposal to the Company at its principal executive offices shown on the first page of this Proxy Statement.

Matters Not Determined at Time of Solicitation

        The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice for the Meeting, to be presented at the meeting for action by the Stockholders. However, if any other matters are properly brought before the meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

2003 Annual Report

        A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K and 10-K/A for the fiscal year ended December 31, 2003 accompanies this Proxy Statement. Additional copies may be obtained without charge by writing to: WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134; Attention: Investor Relations.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Rainer N. Growitz
                       Secretary

San Jose, California
June 18, 2004

Appendix A

WJ COMMUNICATIONS INC.
AUDIT COMMITTEE CHARTER
(Adopted on March 24, 2004)

ROLE

        The role of the Audit Committee of the Board of Directors is to oversee and monitor the accounting and reporting practices of the Company, and the audits of the Company's financial statements. The Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders, and on the company's processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of any public accounting firm (including resolution of disagreements between management and the auditor regarding financial reporting) engaged to prepare or issue an audit report on the financial statements of the company or perform other audit, review or attest services. The Committee shall be directly responsible for assuring the independence of the Company's outside auditor.

MEMBERSHIP/QUALIFICATIONS

        The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member meeting the definition of "audit committee financial expert" or "financial sophistication" as such term is defined under the applicable rules and regulations of the Securities and Exchange Commission (SEC) and the Nasdaq Stock Market. Each member shall satisfy the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the "Act"), the independent director requirements under Rule 4200 of the Nasdaq Stock Market and be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. As required under Rule 10A-3(b) under the Act, no member shall accept any consulting, advisory or other compensatory fee from the Company other than for board service and no member shall be an affiliate of the Company. Applicable laws and regulations shall be followed in evaluating a member's independence and his or her qualifications to serve as a member. The chairperson shall be appointed by the full Board. Members shall be elected by and serve under the direction of the Board of Directors.

COMMUNICATIONS/REPORTING

        The public accounting firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the public accounting firm and the company's management. This communication shall include private executive sessions, at least annually, with each of these parties. The Committee chairperson shall report on Audit Committee activities to the full Board.

AUTHORITY

        In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside legal counsel or other experts for this purpose without Board approval.

RESPONSIBILITIES

        The Committee's specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Checklist, as well as in Rule 10A-3(b) under the Act and Rule 4350(d) of the Nasdaq Stock Market. The responsibilities checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated responsibilities checklist will be considered to be an addendum to this charter.

        The Committee relies on the expertise and knowledge of management and the public accounting firm in carrying out its oversight responsibilities. Management of the company is responsible for determining the company's financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The public accounting firm is responsible for auditing the company's financial statements. Except as otherwise required by applicable law, it is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles nor to assure compliance with laws and regulations or the company's internal policies, procedures, and controls. The Committee is responsible to conduct investigations as deemed appropriate.

MEETINGS

        The Audit Committee shall meet at least four times a year, or more frequently as circumstances dictate, and at such times and places as determined by the Audit Committee. The Audit Committee shall meet regularly in executive session without management present. The Audit Committee shall meet at least quarterly in separate executive sessions with the internal auditor and meet at least quarterly in a separate executive session with the independent auditor to discuss any matters that any of them believe should be discussed privately. The Audit Committee shall review with the independent auditor any problems or difficulties and management's response. A meeting of the Audit Committee may be called by any member of the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum at any meeting. In the absence of its Chairman, the Audit Committee may appoint any other member of the Audit Committee to preside at its meetings. The members of the Audit Committee shall not have the authority to appoint another director to act in the place of an absent or disqualified member of the Audit Committee.

FUNDING

        The Company shall provide for appropriate funding, as determined by the Committee to be necessary to carry out its duties, for payment of compensation to any registered public accounting firm or to independent legal counsel and any other advisors employed by the Audit Committee and for ordinary administrative expenses of the Committee.

AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

WHEN PERFORMED Audit Committee Meetings
		Winter	Spring	Summer	Fall	Annual
1.	The Committee will perform such functions as assigned by law, the Company's charter or bylaws, the applicable rules of the SEC and the Nasdaq Stock Market or the Board of Directors.					X
2.
	The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of it duties and responsibilities or any investigation.					X
3.
	The Committee shall meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.	X	X	X	X
4.	The agenda for Committee meetings will be prepared in consultation between the Committee chair, with input from the Committee members, Finance management and the public accounting firm	X	X	X	X	X
5.
	The Committee will ensure that there are open lines of communication between the public accounting firm, Finance management, the Internal Audit Department, if applicable, and the Board of Directors. The Committee will report its actions to the Board of Directors with such recommendations, as the Committee may deem appropriate.					X
6.
	The Committee will provide a report in the annual proxy that includes the Committee's review and discussion of matters with management and the independent public accounting firm and review the disclosure of the composition of the audit committee in the annual report.			X
7.	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.					X
8.
	Appoint, compensate, retain, oversee, determine the funding for, evaluate and, where appropriate, replace the independent auditor (including attempting to resolve disagreements between management and the public accounting firm) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services and to comply with Section 301 of the Act and the rules and regulations promulgated by the SEC thereunder. Such public accounting firm shall report directly to the Committee.	X	X	X	X	X

9.
	Pre-approve all audit and permissible non-audit services provided to the Company by the public accounting firm (or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Committee shall have the sole authority to approve the hiring and firing of the public accounting firm, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the public accounting firm.		X	X	X	X	X
10.	Review disclosure of any pre-approval of non-audit related services in the Company's periodic reports.		X	X	X	X
11.	Annually confirm the independence of the public accounting firm and the adequacy of lead and concurring partner rotation.				X
12.
	Verify the Committee consists of a minimum of three members who are financially literate, including at least one member who meets the applicable SEC and Nasdaq Stock Market definition of a financial expert.					X
13.	Review the independence of each Committee member based on the applicable SEC and Nasdaq Stock Market rules.		X	X	X	X
14.
	Inquire of Finance management, the public accounting firm and internal audit, if applicable, about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.						X
15.
	Review with the public accounting firm, internal audit, if applicable, and Finance management the audit scope and plan, and coordination of audit efforts to assure completeness of coverage, the effective use of audit resources, and the use of independent public accountants other than the appointed auditors of WJ.		X
16.	Consider and review with Finance Management, internal audit, if applicable, and the public accounting firm:
	a.	The adequacy of the Company's internal controls including computerized information system controls and security.			X
b.
		Any related significant findings and recommendations from the internal audit department and the independent public accountants. The Committee will review management's responses to such recommendations.			X
17.	The Committee will review with Finance management any significant changes to GAAP policies or standards.				X

18.	The Committee will review with Finance management and the public accounting firm at the completion of the annual audit:				X
	a.	The Company's annual financial statements, related footnotes and management's discussion and analysis;			X
	b.	The public accounting firm's audit of the financial statements and its report thereon;			X
	c.	Any significant changes required in the public accounting firm's audit plan;			X
	d.	Any difficulties or disputes with management encountered during the course of the audit;			X
	e.	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards; and			X
	f.	Make a recommendation to the Board regarding the inclusion of such financial statements and related notes included in the Company's annual report on Form 10-K.			X
19.
	The Committee will review with Finance management and the public accounting firm at least annually the Company's critical accounting policies, including recent or proposed professional and regulatory pronouncements provided to the committee by the Company or its public accounting firm as being particularly relevant to the Company.		X		X
20.
	The Committee will review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company's business.			X
21.	Consider and review with Finance management and internal audit, if applicable:
	a.	Significant findings during the year and management's corrective actions.			X
	b.	Any difficulties encountered in the course of any internal audits, including any restrictions on the scope of their work or access to required information.			X
	c.	Any changes required in planned scope of their audit plan.			X

22.	On a quarterly basis, discuss the following with management and the independent auditors, if applicable:		X	X	X	X	X
a.
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and
	b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.
23.
	The Chairman of the Audit Committee or other member of the Committee will participate in discussion and review of the earnings release with Finance management and the public accounting firm prior to its release.		X	X	X	X
24.	The Committee will review the periodic reports of the Company with Finance Management, internal audit, if applicable, and the public accounting firm prior to filing of the reports with the SEC.		X	X	X	X	X
25.	In connection with each periodic report of the Company, review:		X	X	X	X	X
	a.	Management's disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act.	X	X	X	X	X
	b.	The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 of the Act.	X	X	X	X	X
26.
	The Committee will review filings (including interim reporting) with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements before it is filed with the SEC or other regulators.		X	X	X	X	X
27.
	The Committee will monitor the appropriate standards adopted as a code of ethics for the principal executive and senior financial of the Company and a code of conduct applicable to all directors, officers and employees of the Company. It will review with Finance management and the Company's legal counsel the results of the review of the Company's monitoring compliance with such standards and its compliance policies					X	X
28.
	The Committee will review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.						X

29.
	The Committee will meet with the public accounting firm in private executive session to discuss any matters that the Committee or the public accounting firm believe should be discussed with the Audit Committee.	X	X	X	X
30.	The Committee will meet with Finance management in executive sessions to discuss any matters that the Committee or Finance management believes should be discussed privately with the Audit Committee.	X	X	X	X	X
31.	The Committee will investigate each matter reported through the accounting and auditing complaint procedure and recommend any corrective and disciplinary actions, if appropriate.	X	X	X	X	X
32.
	The Committee will affirm in connection with the Committee's review of the Company's annual and quarterly financial statements that the independent public accountants communicate certain matters to the Committee as required by law and professional standards related to their audit of the annual financial statements and their review of the interim financial information.	X	X	X	X
33.
	The Committee will obtain a formal written statement from the public accounting firm setting forth all relationships between the auditor and the Company that, in the auditor's judgment, may reasonably be thought to bear on independence, consistent with Independence Standards Board Standard No. 1, discuss with the auditor any impact on the auditor's objectivity and independence, and recommend to the Board of Directors any action necessary to satisfy the auditor's independence.					X
34.
	The Committee will review any reports submitted by the public accounting firm, including the report relating to (i) all critical accounting policies and practices used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the public accounting firm, and (iii) other material written communications between the public accounting firm and management, such as any management letter or schedule of unadjusted differences.					X

35.
	At least annually, the Committee will obtain and review a report by the public accounting firm describing the public accounting firm's internal quality control procedures, any material issues raised by the most recent internal Quality-control review, or peer review, of the public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the public accounting firm, and any steps taken to deal with any such issues.					X
36.	The Committee will discuss with the public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be modified or supplemented.	X	X	X	X
37.	The Committee will review and approve all related party transactions for which audit committee approval is required by applicable law or the rules of the Nasdaq Stock Market.	X	X	X	X	X
38.	Review and assess the adequacy of this Charter.					X
39.	Establish procedures and maintain for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.	X	X	X	X	X
40.	Establish procedures and maintain for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting matters as required by Rule 10A-3(b)(3)(iii) of the Act.	X	X	X	X	X
41.	The Committee will perform such other duties as may be required by the Board of Directors.	X	X	X	X	X

PROXY

WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Michael R. Farese Ph.D. and Rainer N. Growitz, and each of them, as Proxy, with the power to appoint his or their substitutes, and hereby authorizes each of them to represent and to vote as designated below all shares of Common Stock of WJ Communications, Inc. held of record by the undersigned on June 9, 2004 at the Annual Meeting of Stockholders to be held on July 22, 2004, or at any adjournment or postponement thereof, with the same authority as if the undersigned were personally present.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/\ FOLD AND DETACH HERE /\

You can now access your WJ Communications, Inc. account online.

Access your WJ Communications, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for WJ Communications, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.	Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
ITEM 1.	ELECTION OF DIRECTORS	☐	☐	ITEM 2.	TO RATIFY DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS	☐	☐	☐
Nominees: 01 Michael R. Farese, Ph.D. 02 W. Dexter Paine, III 03 Wray T. Thorn 04 Liane J. Pelletier 05 Bruce W. Diamond		06 Stavro E. Prodromou, Ph.D. 07 Dag F. Wittusen 08 Jack G. Levin 09 Michael E. Holmstrom
Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

/\ FOLD AND DETACH HERE /\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/wjci		Telephone 1-800-435-6710		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 22, 2004
VOTING INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
PROPOSAL 2 RATIFICATION OF INDEPENDENT AUDITORS
MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT
CERTAIN TRANSACTIONS
THE COMPENSATION COMMITTEE REPORT
THE AUDIT COMMITTEE REPORT
AUDIT AND RELATED FEES
STOCK PRICE PERFORMANCE
OTHER MATTERS
Appendix A
AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST